UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2025

Aeries Technology, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40920	98-1587626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Paya Lebar Road, #08-13 Paya Lebar Square Singapore	409051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 228-6404

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	AERT	Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	AERTW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On October 1, 2025, Aeries Technology, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Roth Capital Partners, LLC (the “Agent”). Pursuant to the terms of the Sales Agreement, the Company may offer and sell the Company’s Class A ordinary shares, par value $0.0001 (the “Shares”), having an aggregate offering amount of up to $4.485 million from time to time through the Agent. The Agent will use its commercially reasonable efforts, as the Agent and subject to the terms of the Sales Agreement, to sell the Shares offered. Sales of the Shares, if any, may be made in sales deemed to be an “at-the-market offering” as defined in Rule 415 under the Securities Act of 1933, as amended.

The Shares will be sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-290655), which was filed with the Securities and Exchange Commission, including the related prospectus, on October 1, 2025, as supplemented by a prospectus supplement filed therewith (the “Registration Statement”). The Company is not obligated to make any sales under the Sales Agreement, and any sales will depend on market conditions and the Company’s capital needs. The offering will terminate upon the sale of Shares in an aggregate amount specified in the Sales Agreement, or sooner if terminated by either party pursuant to its terms.

The Agent will be paid a commission of 3.0% of the gross sales price of the of the Shares sold pursuant the Sales Agreement. In addition, the Company has agreed to reimburse The Agent for certain specified expenses, including the fees and disbursements of its counsel in an amount not to exceed $40,000, in addition to certain ongoing disbursements not to exceed $5,000 per calendar quarter during any quarter in which sales pursuant to the Sales Agreement are made. The Company has also agreed to provide the Agent with customary indemnification and contribution rights.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Sales Agreement is also incorporated by reference into the Registration Statement.

The representations, warranties and covenants contained in the Sales Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Sales Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Sales Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Sales Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic and current reports and other filings with the SEC.

The above disclosure shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Sales Agreement, dated October 1, 2025, between Aeries Technology, Inc. and Roth Capital Partners, LLC (incorporated by reference to Exhibit 1.2 to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on October 1, 2025).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aeries Technology, Inc.
A Cayman Islands exempted company

Date: October 1, 2025	By:	/s/ Daniel S. Webb
Daniel S. Webb
Chief Financial Officer

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